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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Plan Administrator of Cimarex Energy Co.
401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-87948) of our report dated June 27, 2003, relating to the financial statements and supplemental schedule of the Cimarex Energy Co. 401(k) Plan appearing in this Annual Report on Form 11-K for the period from inception (October 1, 2002) through December 31, 2002.

/s/ ANTON COLLINS MITCHELL LLP Anton Collins Mitchell LLP

Denver, Colorado
June 27, 2003

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  Exhibit 23.1